Clarivate Announces Sale of Life Sciences & Healthcare Segment for $600 Million
Transaction sharpens company’s focus on AI-driven transformative intelligence for its leading Academia & Government and Intellectual Property segments
Enhances financial profile by improving revenue mix, expanding Adjusted EBITDA margin and lowering capital intensity; proceeds to be used to reduce debt
Reaffirms full-year 2026 financial outlook
Conference call and webcast scheduled for 9:00 AM eastern time
London, U.K. July 6, 2026: Clarivate Plc (NYSE: CLVT) (“Clarivate” or the “Company”), a leading global provider of transformative intelligence, today announced it has entered into a definitive agreement to divest its Life Sciences & Healthcare (“LS&H”) segment to Altaris LLC, an investment firm with an exclusive focus on acquiring and building companies in the healthcare industry, for $600 million.
Following the close of the transaction, Clarivate will be a subscription-first global provider of intelligence solutions, workflow software and tech-enabled services for its leading Academia & Government ("A&G") and Intellectual Property ("IP") segments. Both segments already benefit from deep customer relationships, as well as shared content assets and technology platforms. A&G’s research, education and library solutions propel academic institutions and government organizations forward, and IP’s leading data, software and expertise reshape the way companies create, manage and protect intellectual property. With this sharpened focus, Clarivate will drive sustained value through differentiated insights, workflow solutions and tech-enabled services at scale.
Matti Shem Tov, Chief Executive Officer of Clarivate, said: “We are pleased to have reached this agreement, which is well-aligned with Clarivate's four-pillared Value Creation Plan to optimize our business model, improve our sales execution, accelerate innovation and rationalize our portfolio, all with the goal of unlocking shareholder value. With the complementary nature of A&G’s and IP’s businesses, we will enhance efficiency, sharpen execution, strengthen innovation and grow customer reach. The Company will have a stronger financial profile and more focused portfolio, making it well positioned as a leader in the knowledge and innovation economy and poised to drive sustained value for shareholders, customers and employees."
Jonathan Collins, Executive Vice President and Chief Financial Officer of Clarivate, said: “This strategic divestiture strengthens Clarivate’s financial profile and accelerates our debt reduction plan. Moreover, monetizing the LS&H segment will enhance the quality of our revenue mix, lower capital intensity, and improve margins. The result is a streamlined Company with increased financial flexibility to support long-term growth and disciplined capital allocation.”
Henry Levy, President, Life Sciences & Healthcare, at Clarivate, said: “The LS&H segment integrates deep domain expertise, trusted data assets and strong analytical capabilities to support critical decision-making across the drug and device lifecycle, aiding customers from discovery to commercialization and market access. Under Altaris, the business will be well-positioned to build on its strong foundation and enter its next phase of growth, supported by continued investment and a strong focus on customer impact.”
Transaction Details, Debt Reduction and Timing to Close
Under the terms of the agreement, Clarivate will receive $500 million in cash at closing, $25 million in cash deferred to the completion of a transition services agreement and a $75 million seller note.
The Company intends to use the cash proceeds to reduce debt, strengthening its balance sheet and reinforcing its focus on furthering shareholder value creation.

The transaction is expected to close by the end of the year, subject to customary closing conditions, including regulatory approvals and the expiration of applicable waiting periods.
Reaffirms Full-Year 2026 Financial Outlook
Clarivate reaffirmed its full-year 2026 financial outlook including the LS&H segment results for the full year, which will be classified as discontinued operations starting in the third quarter. The Company expects to update its full-year outlook when the transaction closes. The Company also expects to record an approximately $225 to $250 million non-cash goodwill impairment on the LS&H segment, based on the agreed upon sales price, that will not impact any of the financial metrics in its full-year outlook.
Forward-Looking Statement
The full-year outlook presented below assumes no further acquisitions, divestitures or other unanticipated events.

Full-Year 2026 Financial Outlook
Organic ACV	2.0% to 3.0%
Recurring Organic Revenue Growth	0.75% to 2.25%
Revenues, including discontinued operations	$2.30B to $2.42B
Revenues	$1.94B to $2.04B
Adjusted EBITDA(1)	$980M to $1.04B
Adjusted EBITDA Margin(1)	42.0% to 43.5%
Adjusted Diluted EPS(1)(2)	$0.70 to $0.80
Free Cash Flow(1)	$365M to $435M
Notes
(1)Non-GAAP measure. Please see “Use of Non-GAAP Financial Measures” and “Reconciliations to Certain Non-GAAP Measures” in this release for important disclosures and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this press release.
(2)Adjusted diluted EPS for 2026 is calculated based on approximately 650 million fully diluted adjusted weighted average ordinary shares outstanding.
Conference Call and Webcast
Clarivate will host a conference call and webcast today to discuss the transaction results at 9:00 a.m. Eastern Time. The webcast is open to all interested parties and may include forward-looking information. The webcast will be accessible through the investor relations section of the Company’s website. To join the webcast, please visit https://events.q4inc.com/attendee/434451402.
Interested parties may also access the live audio broadcast. U.S. participants may call 800-715-9871; international participants may call +1 646-307-1963 (long-distance charges will apply). The conference ID number is 4186636.
A replay of the webcast will also be available on https://ir.clarivate.com beginning two hours after the conclusion of the live call.
Advisors
Morgan Stanley & Co. LLC is serving as financial advisor. Davis Polk & Wardwell LLP and Hogan Lovells Cadwalader are serving as legal advisors. Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor.

Use of Non-GAAP Financial Measures
This release contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS, Free cash flow, and Revenues, including discontinued operations. Non-GAAP financial measures are not recognized terms under GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP.
We use non-GAAP measures internally in our operational and financial decision-making, to assess the operating performance of our business, to assess performance for employee compensation purposes, and to decide how to allocate resources. We believe that such measures allow us to focus on what we deem to be more reliable indicators of ongoing operating performance and our ability to generate cash flow from operations, and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. Further, these measures can be useful in evaluating our performance against our peer companies because we believe they provide users with valuable insight into key components of our GAAP financial disclosure. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
Definitions and reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided within the schedules attached to this release. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.
Forward-Looking Statements
This release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all matters that are not historical facts, including statements relating to our intentions, beliefs, or current expectations concerning, among other things, the anticipated divestiture of our LS&H business or any other strategic transactions we may explore, the anticipated use of proceeds from the divestiture of our LS&H business, anticipated cost savings, results of operations, financial condition, liquidity, capital allocation plans and share repurchases, foreign exchange impacts, prospects, growth, strategies, and the markets in which we operate, our financial guidance for the fiscal year 2026 and key drivers thereof and underlying assumptions, the impact or anticipated benefits of our Value Creation Plan and other growth strategies, the global macroeconomic uncertainty and volatility, the impact of artificial intelligence (“AI”) on our business and strategy, and the timing of any of the foregoing. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements are based on available current market material and management’s expectations, beliefs, and forecasts concerning future events impacting us. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in Item 1A. Risk Factors in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”).

There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.
About Clarivate
Clarivate is a leading global provider of transformative intelligence. We offer enriched data, insights & analytics, workflow solutions and expert services in the areas of Academia & Government, Intellectual Property, and Life Sciences & Healthcare. For more information, please visit www.clarivate.com.
Media Contact:
Amy Bourke-Waite, Senior Director, Communications & Brand
newsroom@clarivate.com
Investor Relations Contact:
Mark Donohue, Vice President, Investor Relations
investor.relations@clarivate.com
Reconciliations to Certain Non-GAAP Measures
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA represents Net income (loss) before the Provision (benefit) for income taxes, Depreciation and amortization, and Interest expense, net, adjusted to exclude share-based compensation, impairments, restructuring expenses, the impact of certain non-cash fair value adjustments on financial instruments, acquisition and/or disposal-related transaction costs, unrealized foreign currency gains/losses, legal settlements, and other items that are included in Net income (loss) for the period that we do not consider indicative of our ongoing operating performance. Net income (loss) margin is calculated by dividing Net income (loss) by Revenues. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Revenues.
The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA margin for the 2026 outlook and reconciles these non-GAAP measures to our Net income (loss) and Net income (loss) margin for the same period:

	Year Ending December 31, 2026 (Forecasted)
(In millions); (unaudited)	Low	High
Net income (loss)	$(461)	$(371)
Provision (benefit) for income taxes	43	48
Depreciation and amortization	786	786
Interest expense, net	238	228
Share-based compensation expense	70	70
Goodwill and intangible asset impairments	250	225
Restructuring costs(1)	25	25
Transaction related costs	35	35
Other	(6)	(6)
Adjusted EBITDA	$980	$1,040
Net income (loss) margin	(19.5)%	(15.7)%
Adjusted EBITDA margin	41.5%	44.0%
(1) Reflects restructuring costs expected to be incurred in 2026 associated with the Value Creation Plan.

Adjusted Diluted EPS
Adjusted net income represents Net income (loss), adjusted to exclude amortization related to acquired intangible assets, share-based compensation, impairments, restructuring expenses, the impact of certain non-cash fair value adjustments on financial instruments, acquisition and/or disposal-related transaction costs, unrealized foreign currency gains/losses, legal settlements, other items that are included in net income (loss) for the period that we do not consider indicative of our ongoing operating performance and the associated income tax impact of such adjustments.
Adjusted diluted EPS is calculated by dividing Adjusted net income by Adjusted diluted weighted average shares. The Adjusted diluted weighted average shares calculation assumes that all instruments in the calculation are dilutive.
The following table presents our calculation of Adjusted diluted EPS for the 2026 outlook and reconciles this non-GAAP measure to our Net income (loss) per share for the same period:

	Year Ending December 31, 2026 (Forecasted)
(Unaudited)	Low	High
Net income (loss) per share	$(0.70)	$(0.57)
Amortization related to acquired intangible assets	0.84	0.84
Share-based compensation expense	0.11	0.11
Goodwill and intangible asset impairments	0.38	0.35
Restructuring costs(1)	0.04	0.04
Transaction related costs	0.05	0.05
Other	0.02	0.02
Income tax impact of related adjustments	(0.04)	(0.04)
Adjusted diluted EPS	$0.70	$0.80
Adjusted weighted average ordinary shares, diluted	~650 million
(1) Reflects restructuring costs expected to be incurred in 2026 associated with the Value Creation Plan.
Free Cash Flow
Free cash flow represents Net cash provided by operating activities less Capital expenditures.
The following table presents our calculation of Free cash flow for the 2026 outlook and reconciles this non-GAAP measure to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2026 (Forecasted)
(In millions); (unaudited)	Low	High
Net cash provided by operating activities	$615	$685
Capital expenditures	(250)	(250)
Free cash flow	$365	$435
Revenues, Including Discontinued Operations
Revenues, including discontinued operations represents total company revenues including those attributable to discontinued operations, which will begin to be reported in the third quarter for the LS&H segment.

The following table presents our calculation of Revenues, including discontinued operations and reconciles this non-GAAP measure to our Revenues, excluding discontinued operations for the same period:

	Year Ending December 31, 2026 (Forecasted)
(In millions); (unaudited)	Low	High
Revenues, including discontinued operations	$2,300	$2,420
Revenues attributable to discontinued operations	(360)	(380)
Revenues	$1,940	$2,040